Exhibit 25.01

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A

TRUSTEE PURSUANT TO SECTION 305(b)(2) ☐

LAW DEBENTURE TRUST COMPANY OF NEW YORK

(Exact name of trustee as specified in its charter)

New York	01-0622605
(Jurisdiction of incorporation or organization if not a U.S.	(I.R.S. Employer
national bank)	Identification
Number)

400 Madison Avenue, 4th Floor, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Law Debenture Trust Company of New York, 400 Madison Avenue, 4th Floor
New York, NY 10017, James D. Heaney, Managing Director, (212) 750-6474

(Name, address and telephone number of agent for services)

NRG Energy, Inc. *

(Exact name of obligor as specified in its charter)

Delaware	41-1724239
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

211 Carnegie Center
Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

7.625% Senior Notes due 2018, Series B

Guarantees of 7.625% Senior Notes due 2018, Series B

(Title of the indenture securities)

Table of Additional Obligors

Exact Name of Additional Obligors*	Jurisdiction of Formation	I.R.S. Employer Identification No.
Arthur Kill Power LLC	Delaware	41-1937649
Astoria Gas Turbine Power LLC	Delaware	41-1937470
Cabrillo Power I LLC	Delaware	76-0595964
Cabrillo Power II LLC	Delaware	76-0595963
Carbon Management Solutions LLC	Delaware	27-2238021
Clean Edge Energy LLC	Delaware	27-2244275
Conemaugh Power LLC	Delaware	41-1973743
Connecticut Jet Power LLC	Delaware	41-1949386
Cottonwood Development LLC	Delaware	52-2220177
Cottonwood Energy Company LP	Delaware	76-0635621
Cottonwood Generating Partners II LLC	Delaware	52-2236732
Cottonwood Generating Partners I LLC	Delaware	76-0635620
Cottonwood Generating Partners III LLC	Delaware	52-2236738
Cottonwood Technology Partners LP	Delaware	76-0669423
Devon Power LLC	Delaware	41-1949385
Dunkirk Power LLC	Delaware	41-1937466
Eastern Sierra Energy Company	California	33-0299028
El Segundo Power, LLC	Delaware	41-1893999
El Segundo Power II LLC	Delaware	76-0663675
Elbow Creek Wind Project LLC	Texas	26-0765836
Energy Protection Insurance Company	Vermont	27-3660148
GCP Funding Company, LLC	Delaware	33-0334380
Green Mountain Energy Company	Delaware	03-0360441
Huntley Power LLC	Delaware	41-1937468
Indian River Operations Inc.	Delaware	41-1973349
Indian River Power LLC	Delaware	41-1973747
Keystone Power LLC	Delaware	41-1973744
Langford Wind Power, LLC	Texas	26-4418527
Louisiana Generating LLC	Delaware	41-1870498
Meriden Gas Turbines LLC	Delaware	41-1991989
Middletown Power LLC	Delaware	41-1949384
Montville Power LLC	Delaware	41-1949383
NEO Corporation	Minnesota	41-1753235
NEO Freehold-Gen LLC	Delaware	41-1980237
NEO Power Services Inc.	Delaware	23-3043507
New Genco GP, LLC	Delaware	02-0732611
Norwalk Power LLC	Delaware	41-1949381

Exact Name of Additional Obligors*	Jurisdiction of Formation	I.R.S. Employer Identification No.
NRG Affiliate Services Inc.	Delaware	41-1960764
NRG Artesian Energy LLC	Delaware	27-2243660
NRG Arthur Kill Operations Inc.	Delaware	41-1939116
NRG Astoria Gas Turbine Operations Inc.	Delaware	41-1939115
NRG Bayou Cove LLC	Delaware	41-2016940
NRG Cabrillo Power Operations Inc.	Delaware	41-1938132
NRG California Peaker Operations LLC	Delaware	20-0088453
NRG Cedar Bayou Development Company, LLC	Delaware	26-0601018
NRG Connecticut Affiliate Services Inc.	Delaware	41-1952333
NRG Construction LLC	Delaware	26-0496159
NRG Development Company Inc.	Delaware	41-1959656
NRG Devon Operations Inc.	Delaware	41-1950239
NRG Dunkirk Operations Inc.	Delaware	41-1939114
NRG El Segundo Operations Inc.	Delaware	41-1929997
NRG Energy Labor Services LLC	Delaware	27-5345464
NRG Energy Services Group LLC	Delaware	27-3915519
NRG Energy Services LLC	Delaware	41-1978725
NRG Generation Holdings, Inc.	Delaware	20-1911335
NRG Huntley Operations Inc.	Delaware	41-1939118
NRG Ilion Limited Partnership	Delaware	36-3783670
NRG Ilion LP LLC	Delaware	41-2016939
NRG International LLC	Delaware	41-1744096
NRG Maintenance Services LLC	Delaware	20-8088165
NRG Mextrans Inc.	Delaware	41-1951078
NRG MidAtlantic Affiliate Services Inc.	Delaware	41-1996587
NRG Middletown Operations Inc.	Delaware	41-1950236
NRG Montville Operations Inc.	Delaware	41-1950237
NRG New Jersey Energy Sales LLC	Delaware	03-0412726
NRG New Roads Holdings LLC	Delaware	41-1968966
NRG North Central Operations Inc.	Delaware	41-2004025
NRG Northeast Affiliate Services Inc.	Delaware	41-1940300
NRG Norwalk Harbor Operations Inc.	Delaware	41-1950238
NRG Operating Services, Inc.	Delaware	41-1744095
NRG Oswego Harbor Power Operations Inc.	Delaware	41-1939117
NRG PacGen Inc.	Delaware	41-1889830
NRG Power Marketing LLC	Delaware	41-1910737
NRG Retail LLC	Delaware	26-4341161
NRG Rockford Acquisition LLC	Delaware	41-2011003
NRG Saguaro Operations Inc.	Delaware	41-2013262
NRG Services Corporation	Delaware	41-1841627
NRG SimplySmart Solutions LLC	Delaware	27-4204481
NRG South Central Affiliate Services Inc.	Delaware	41-1996193
NRG South Central Generating LLC	Delaware	41-1963217
NRG South Central Operations Inc.	Delaware	41-2002465
NRG South Texas LP	Texas	30-0083668

Exact Name of Additional Obligors*	Jurisdiction of Formation	I.R.S. Employer Identification No.
NRG Texas C&I Supply LLC	Delaware	26-4555466
NRG Texas Holding Inc.	Delaware	26-4775586
NRG Texas LLC	Delaware	20-1504355
NRG Texas Power LLC	Delaware	34-2019301
NRG West Coast LLC	Delaware	41-1942517
NRG Western Affiliate Services Inc.	Delaware	41-1949168
O’Brien Cogeneration, Inc. II	Delaware	23-2414656
ONSITE Energy, Inc.	Oregon	93-0910742
Oswego Harbor Power LLC	Delaware	41-1937465
Pennywise Power LLC	Delaware	26-3576629
RE Retail Receivables, LLC	Delaware	41-2046596
Reliant Energy Northeast LLC	Delaware	32-0314140
Reliant Energy Power Supply, LLC	Delaware	204823108
Reliant Energy Retail Holdings, LLC	Delaware	76-0655580
Reliant Energy Retail Services, LLC	Delaware	76-0655567
Reliant Energy Texas Retail, LLC	Delaware	26-3576595
RERH Holdings, LLC	Delaware	20-5222227
Saguaro Power LLC	Delaware	41-2013654
Somerset Operations Inc.	Delaware	41-1923722
Somerset Power LLC	Delaware	41-1924606
Texas Genco Financing Corp.	Delaware	27-0110393
Texas Genco GP, LLC	Texas	75-3013803
Texas Genco Holdings, Inc.	Texas	76-0695920
Texas Genco LP, LLC	Delaware	30-0381697
Texas Genco Operating Services LLC	Delaware	75-3172707
Texas Genco Services, LP	Texas	38-3694336
Vienna Operations Inc.	Delaware	41-1973351
Vienna Power LLC	Delaware	41-1973745
WCP (Generation) Holdings LLC	Delaware	74-2922374
West Coast Power LLC	Delaware	36-4301246

*              The address for each of the additional Obligors is c/o NRG Energy, Inc., 211 Carnegie Center, Princeton, NJ 08540, Telephone: (609) 524-4500. The primary standard industrial classification number for each of the additional Registrants is 4911.

The name, address, including zip code of the agent for service for each of the additional Obligors is Michael R. Bramnick, Executive Vice President and General Counsel of NRG Energy, Inc., 211 Carnegie Center, Princeton, NJ 08540, Telephone: (609) 524-4500.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

Item 1. General information.

Furnish the following information as to the trustee-

a.    Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of Banks of the State of New York	2 Rector Street, New York, NY
10006, and Albany, NY 12203

b.    Whether it is authorized to exercise corporate trust powers.

Yes

Item 2. Affiliations with the obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3-14.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.

Not applicable.

Item 16. List of exhibits.

List below all exhibits filed as a part of this statement of eligibility.

1.    A copy of the articles of association of the trustee as now in effect. (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-127469, which is incorporated by reference).

2.    A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association. (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-127469, which is incorporated by reference).

3.    A copy of the existing bylaws of the trustee, or instruments corresponding thereto. ( see Exhibit 3 to Form T-1 filed in connection with Registration Statement No. 333-127469, which is incorporated by reference).

4.    The consents of the Trustee required by Section 321(b) of the Act. (see Exhibit 4 to Form T-1 filed in connection with Registration Statement 333-133414, which is incorporated by reference).

5.    A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Law Debenture Trust Company of New York, a trust company organized and existing under the laws of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 24th day of June, 2011.

Law Debenture Trust Company of New York
(Trustee)

By:	/S/ James D. Heaney
James D. Heaney
Managing Director

T-1 Item 16

Consolidated Report of Condition (attached as Exhibit A hereto) of

LAW DEBENTURE TRUST COMPANY OF NEW YORK

of 400 Madison Avenue, New York, NY 10017,

a limited purpose trust company (“LDTC-NY”) and U.S. subsidiary of Law Debenture Corporation plc, London, England (“Law Debenture”), at the close of business December 31, 2010 published with the Federal Financial Institutions Examination Council/Board of Governors of the Federal Reserve System, and in accordance with Chapter 2 of the Consolidated Laws of the State of New York Banking Department license granted on May 8, 2002.

Prior to this Consolidated Report of Condition dated December 31, 2010 a Guarantee and Keep Well Agreement (attached as Exhibit B hereto) was executed by subsidiaries of Law Debenture, to effect capitalization of LDTC-NY in the total aggregate amount of $50,000,000, on July 12, 2002.

I, Kenneth Portera, Chief Executive Officer of Law Debenture Trust Company of New York do hereby declare that this Report of Condition has been prepared in conformance with instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

IN WITNESS WHEREOF, I have executed this certificate the 24th day of June, 2011.

/S/ Kenneth Portera
Kenneth Portera
Chief Executive Officer
Law Debenture Trust Company of New York

I, James D. Heaney, Managing Director of Law Debenture Trust Company of New York, do hereby attest that the signature set forth above is the true and genuine signature of Kenneth Portera, Chief Executive Officer of Law Debenture Trust Company of New York.

Attested by:	/S/ James D. Heaney
James D. Heaney
Its:	Managing Director

Law Debenture Trust Company of New York	FFIEC 041	Exhibit A
PAGE RC-1
13

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2010

All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands				RCON	Bil	Mil	Thou
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a.	Noninterest-bearing balances and currency and coin(1)		0081		2	031	1.a.
	b.	Interest-bearing balances(2)		0071		2	848	1.b.
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)		1754				2.a.
	b.	Available-for-sale securities (from Schedule RC-B, column D)		1773				2.b.
3.	Federal funds sold and securities purchased under agreements to resell:
	a.	Federal funds sold		B987				3.a.
	b.	Securities purchased under agreements to resell(3)		B989				3.b.
4.	Loans and lease financing receivables (from Schedule RC-C)
	a.	Loans and leases held for sale		5369				4.a.
	b.	Loans and leases, net of unearned income	B528					4.b.
	c.	LESS: Allowance for loan and lease losses	3123					4.c.
	d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)		B529				4.d.
5.	Trading assets (from Schedule RC-D)			3545				5.
6.	Premises and fixed assets (including capitalized leases)			2145				6.
7.	Other real estate owned (from Schedule RC-M			2150				7.
8.	Investments in unconsolidated subsidiaries and associated companies			2130				8.
9.	Direct and indirect investments in real estate ventures			3656				9.
10.	Intangible assets:
	a.	Goodwill		3163				10.a.
	b.	Other intangible assets (from Schedule RC-M)		0426				10.b.
11.	Other assets (from Schedule RC-F)			2160		1	046	11.
12.	Total assets (sum of items 1 through 11)			2170		5	925	12.

(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.

(3) Includes all securities resale agreements, regardless of maturity.

FFIEC 041
PAGE RC-2
14

Schedule RC—Continued

Dollar Amounts in Thousands		RCON	Bil	Mil	Thou
LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)		2200				13.a.
(1) Noninterest-bearing(1)	6631					13.a.(1)
(2) Interest-bearing	6636					13.a.(2)
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased(2)		B993				14.a.
b. Securities sold under agreements to repurchase(3)		B995				14.b.
15. Trading liabilities (from Schedule RC-D)		3548				15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)		3190				16.
17. and 18. Not applicable
19. Subordinated notes and debentures(4)		3200				19.
20. Other liabilities (from Schedule RC-G)		2930		1	950	20.
21. Total liabilities (sum of items 13 through 20)		2948		1	950	21.
22. Not applicable
EQUITY CAPITAL
Bank Equity Capital
23. Perpetual preferred stock and related surplus		3838				23.
24. Common stock		3230				24.
25. Surplus (excludes all surplus related to preferred stock)		3839				25.
26. a. Retained earnings		3632				26.a.
b. Accumulated other comprehensive income(5)		B530				26.b.
c. Other equity capital components(6)		A130				26.c.
27. a. Total bank equity capital (sum of items 23 through 26.c)		3210		3	975	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries		3000				27.b
28. Total equity capital (sum of items 27.a and 27.b)		G105		3	975	28.
29. Total liabilities and equity capital (sum of items 21 and 28)		3300		5	925	29.

Memoranda

To be reported with the March Report of Condition.

RCON	Number

1.     Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2009

M.1.

1 =    Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 =    Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 =    Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm

4 =    Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 =    Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6 =    Review of the bank’s financial statements by external auditors

7 =    Compilation of the bank’ financial statements by external auditors

8 =    Other audit procedures (excluding tax preparation work)

9 =    No external audit work

To be reported with the March Report of Condition.

	RCON	MM	DD
2. Bank’s fiscal year-end date	8678			M.2.

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”

(3) Includes all securities repurchase agreements, regardless of maturity.

(4) Includes limited-life preferred stock and related surplus.

(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

(6)Includes treasury stock and unearned Employee Stock Ownership Plan shares.

EXHIBIT B

GUARANTEE AND KEEP WELL AGREEMENT

This Guarantee and Keep Well Agreement (the “Agreement”) dated as of July 12, 2002 is entered into by and among Law Debenture Guarantee Limited (the “Guarantor”), LDC Trust Management Limited (the “Parent”), and Law Debenture Trust Company of New York (the “Trust Company”).

WHEREAS, the Guarantor and the Trust Company are wholly-owned subsidiaries of the Parent;

WHEREAS, in order to enable the Trust Company to conduct its corporate trust business and meet qualification requirements of documents pertaining to its acceptance of trust appointments, the Trust Company requires combined capital and surplus of U.S. $50,000,000; and

WHEREAS, the Parent and the Guarantor have determined that the execution and delivery by them of this Agreement is necessary in order for the Trust Company to conduct, promote and attain corporate trust business in the United States.

Now, THEREFORE, in consideration of the premises herein and intending to be legally bound by this Agreement, each of the Guarantor, the Trust Company and the Parent hereby agree as follows:

1.                                       Stock Ownership.

During the term of this Agreement, the Parent will own, indirectly or directly, all of the capital stock of the Trust Company and the Guarantor, provided, however, that, upon sixty (60) days’ prior written notice to and the consent of the Trust Company (which consent shall not be unreasonably withheld), the Guarantor may sell, transfer or otherwise assign any such capital stock (or any interest therein) that it now owns or may hereafter acquire.

2.                                       Covenants of the Parent.

It is understood and agreed by all parties hereto that the obligations under Section 3(a) are solely those of the Guarantor and no recourse can be had in connection therewith against the Parent.

(a)           The Parent agrees that during the term of this Agreement, it shall not, without the prior written consent of the Trust Company and the Guarantor, unless it has already contributed the Maximum Aggregate Capitalization Amount (as defined below), cause the Guarantor to consolidate with or merge into any other corporation, or liquidate, wind up or dissolve the Guarantor (or otherwise cause the Guarantor to suffer any liquidation, winding up or dissolution), or sell, transfer, lease or otherwise dispose of all or substantially all of its assets, whether now owned or

Hereafter acquired, to any person, except (i) the merger or consolidation of the Guarantor and any person, provided, that the surviving corporation is the Guarantor, and (ii) sales, transfers, leases and other dispositions of assets in the ordinary course of the Guarantor’s business, provided, that such sale, transfer, lease or other disposition of assets does not materially adversely affect the Guarantor’s ability to perform its obligations hereunder.

(b)           If, during the term of this Agreement, the Guarantor is unable or refuses to perform its obligations under section 3(a) of this Agreement, the Parent may, at its option or at the request of the Trust Company, cause such obligations to be performed. During the term of this Agreement, the Parent agrees to monitor the financial condition and management of the Guarantor and the Trust Company.

3.             The Guarantee

(a)           The Guarantor hereby guarantees a combined capital and surplus to the Trust Company in the amount of U.S. $50 Million; provided, however, that the maximum amount of capitalization shall not at any time exceed U.S. $50,000,000 in the aggregate (the “Maximum Aggregate Capitalization Amount”). Under no circumstances shall the Guarantor be required to pay or contribute any amounts in excess of the Maximum Aggregate Capitalization Amount hereunder.

(b)           If, during the term of this Agreement, the Trust Company is unable to make timely payment of any debt, liability or other obligation as the same shall become due (the “Guaranteed Obligations”), the Trust Company shall request from the Guarantor, and the Guarantor promptly shall provide the Trust Company, pursuant to its obligations under (a) above, such funds (in the form of cash or liquid assets in an amount sufficient to permit the Trust Company to make timely payment in respect of such debt, liability or other obligation) as equity, provided, however, that such Guaranteed Obligations shall not in the aggregate exceed the Maximum Aggregate Capitalization Amount. Any request for payment pursuant to this section shall specifically identify the debt, liability or other obligation in respect of which the Trust Company is unable to make timely payment and with respect to which the Trust Company seeks funds not to exceed the Maximum Aggregate Capitalization Amount. Each of the Trust Company and the Guarantor hereby acknowledges the any funds provided by the Guarantor pursuant thereto shall be used solely to make payment with respect to such identified Guaranteed Obligation and not for any other purposes. Notwithstanding any termination of this Agreement as provided hereunder or otherwise, this Agreement shall continue in effect or be reinstated with respect to the payment of a debt, liability or an obligation which is rescinded or must otherwise be returned upon the insolvency, bankruptcy, reorganization, dissolution or liquidation of the

Trust Company, all as though such payment had not been made, provided, however, that such Guaranteed Obligations shall not in the aggregate exceed the Maximum Aggregate Capitalization Amount.

(c)                                  Any payments made hereunder by the Guarantor to the Trust Company within 30 days after the end of a quarterly period shall be deemed to have been made as of the end of such period.

(d)                                 This Agreement may be amended from time to time by mutual written consent of duly authorized officers of each of the Guarantor, the Parent and the Trust Company.

(e)                                  This Agreement may be terminated only upon written notification to the Trust Company by the Guarantor and the Parent, and in no event shall termination occur earlier than ninety days following such written notification. Unless so terminated, this Agreement shall remain in effect for the duration of the Trust Company’s conducting of trust business in the United States.

(f)                                    The Guarantor hereby waives any failure or delay on the part of the Trust Company in asserting or enforcing any of its rights or in making any claims or demands hereunder. The Trust Company may at any time, without the Guarantor’s consent, without notice to the Guarantor and without affecting or impairing the Trust Company’s rights, or impairing the Guarantor’s obligations hereunder, do any of the following with respect to any obligation:  (a) grant renewals and extensions of time, for payment or otherwise, (b) accept new or additional documents, instruments or agreements relating to or in substitution of said obligation, or (c) otherwise handle the enforcement of its respective rights and remedies in accordance with its business judgment.

(g)                                 Nothing in this Agreement, express or implied, shall give to any person, other than the parties hereto and their successors and assigns hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

(h)                                 The covenants herein set forth shall be mutually binding upon, and ??? to the mutual benefit of the Guarantor and its successors and assignees, the Trust Company and its respective successors and assignees, and to the Parent and its respective successors and assignees.

(i)                                     The obligations of the Guarantor under this Agreement are absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:

(i)                                     any lack of validity or enforceability of this Agreement or any other document or instrument relating hereto;

(ii)                                  any extension or renewal for one or more periods (whether or not longer than the original period) or change in the time, manner, or place or payment of, or in any other term of, all or any of the Guaranteed Obligations;

(iii)                               any change in the ownership of capital stock of the Trust Company or any change in the identity or structure of the Trust Company, whether by consolidation, merger or otherwise;

(iv)                              any release or amendment or waiver of or consent to departure from the terms of this Agreement; or

(v)                                 any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor in respect of the Guaranteed Obligations in respect of this Agreement.

4.                                       Representations and Warranties

(a)                                  The Guarantor hereby represents that:

(i)                                     the Guarantor is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; and

(ii)                                  the Guarantor has the requisite power and authority to execute, deliver, and perform its obligations under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.

(b)                                 The Parent hereby represents that the Parent owns directly or indirectly 100% of the issued and outstanding voting common stock of the Trust Company and the Guarantor.

5.                                       Governing Law and Submission to Jurisdiction

(a)                                  Governing Law - This Agreement shall be governed by and construted in accordance with the laws of the State of New York without regard to principles of conflicts of law.

(b)                                 The Parent and the Guarantor hereby irrevocably consent to and hereby submit themselves to the jurisdiction of the United States

District Court of the Southern District of New York (the “New York Court”) solely in connection with any proceeding relating hereto.

(c)                                  The Parent and the Guarantor hereby severally represent and warrant each in respect of itself alone that it has no right to immunity from the service of process or jurisdiction or any judicial proceedings of any competent court located pursuant to section (b) above or from execution of any judgment in the United States or from the execution or enforcement therein of any arbitration decision in respect of any suit, action, proceeding or any other matter solely arising out of or relating to its obligations under this Agreement or the transactions contemplated hereby, and to the extent that the Parent or the Guarantor is or becomes entitled to any such immunity with respect to the service of process or jurisdiction or any judicial proceedings of any competent court located pursuant to section (b) above, and to the extent permitted by law, it does hereby and will inevocably and unconditionally agree not to plead or claim any such immunity solely with respect to its obligations hereunder or any other matter under or arising out of or in connection with this Agreement or the transactions contemplated hereby.

IN WITNESS WHEREOF, each of the Guarantor, the Trust Company and the Parent have caused this Agreement to be executed by their respective duly authorized officers as of this 12 day of July 2002.

LAW DEBENTURE GUARANTEE LIMITED

By:	/s/ Caroline J Banszky
Name:	Caroline J Banszky
Title:	Director

LDC TRUST MANAGEMENT LIMITED

By:	/s/ Julian Mason-Jebb
Name:	Julian Mason-Jebb
Title:	Director

LAW DEBENTURE TRUST COMPANY OF NEW YORK

By:	/s/ Nancy Jo Kuenstner
Name:	Nancy Jo Kuenstner
Title:	President